                               NONCOMPETITION AGREEMENT


         This Noncompetition Agreement (this "Agreement") is entered into as of August 5, 1996 between THE CHICAGO DOCK AND CANAL TRUST, an Illinois business trust (the "Trust"), and DAVID R. TINKHAM (the "Executive").

         WHEREAS, the Executive has acquired extensive knowledge of and experience in the business conducted by the Trust; and

         WHEREAS, the Trust and the Executive desire to enter into this Agreement upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Trust and the Executive hereby agree as follows:

         1. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective only upon the termination of the Executive's employment under the following circumstances:

         (a) TERMINATION BY THE EXECUTIVE AFTER CHANGE IN CONTROL. The Executive may, at his election and upon sixty (60) days prior written notice to the Trust, terminate his employment under the Employment Agreement between the Trust and the Executive dated as of April 14, 1993, as amended (the "Employment Agreement"), in the event that
    (i) the Executive shall in his absolute judgment determine that due to changed circumstances occurring on or after the date of this Agreement he is unable effectively to carry out his duties and responsibilities as contemplated by the Employment Agreement, and (ii) on or after the date hereof there has been a "Change in Control." The term "Change in Control" shall mean (1) a reorganization, merger or consolidation of the Trust with one or more corporations or entities if the Trust is not the surviving entity, (2) a transfer of all or substantially all of the property of the Trust to another entity or person, (3) the transfer in one or more transactions to one or more persons pursuant to a plan of liquidation or otherwise of (x) the Specified Percentage
    (as hereinafter defined) of the total assets of the Trust and
    (y) undeveloped real property representing 50% or more of the aggregate square footage of undeveloped real property owned by the Trust immediately prior to the first transaction involving a transfer of assets after the date hereof (the "Measurement Date"), (4) if any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of outstanding common shares of the Trust (as used in this clause, "person" shall mean any individual or entity as well as any syndicate or group deemed to be a person pursuant to Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "beneficial owner" shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, or any corresponding rule later adopted), or (5) if subsequent to the date (herein the "Determination Date") which is the later of the date hereof or the last date as of which the term of the Executive's employment has been automatically extended for one additional year pursuant to Section 2 of the Employment Agreement, a majority of the persons serving as Trustees of the Trust shall be persons who were not Trustees as of the Determination Date. "Specified Percentage" shall mean a percentage equal to or greater than 70% which is derived from a fraction, the numerator of which is the net proceeds to the Trust from the sale or sales of assets sold since the Measurement Date (net of any related indebtedness) and the denominator of which is the dollar amount reflected on the Trust's balance sheet as total assets at the end of the fiscal year next preceding the Measurement Date (net of any indebtedness). Notwithstanding anything contained herein to the contrary, it is understood that a Change in Control shall be deemed to have occurred for purposes of this Agreement under the following circumstances: (x) the term set forth in Section 2 of the Employment Agreement shall have expired after the adoption by the Trust of a plan of liquidation, (y) the Executive shall not have been terminated pursuant to
    Section 7(c) of the Employment Agreement and (z) the Executive shall not have refused to accept an extension to his employment on substantially the same terms and conditions which would have enabled him to remain employed by the Trust until the Specified Percentage had been achieved. To be effective, the Executive's notice to terminate his employment under this
    Section 1(a) must be delivered on or before the later of (i) one month after the December 15 immediately following the Change in Control or
    (ii) six (6) months after the Change in Control. In the event of a termination under this Section 1(a), the parties shall have the obligations set forth in this Agreement.

         (b)  TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL.  The
    Trust may, by action of its Board of Trustees, upon thirty (30) days advance written notice to the Executive, terminate the employment of the Executive under the Employment Agreement without Cause. "Cause" means any act that is materially inimical to the best interests of the Trust and that constitutes on the part of the Executive common law fraud, a felony or other gross malfeasance of duty. In the event of such a termination of the Executive's employment under this Section 1(b) upon or after the occurrence of a Change in Control, the parties shall have the obligations set forth in this Agreement.

         The date of termination of the Executive's employment pursuant to
Section 1(a) or 1(b) above shall be the "Effective Date" of this Agreement. The term of this Agreement shall commence on the Effective Date and continue for a period of three years following the Effective Date (the "Noncompetition Period"); PROVIDED, HOWEVER, that this Agreement shall be null and void and of no force and effect in the event that the Effective Date has not occurred prior to the termination of the Employment Agreement in accordance with its terms (other than pursuant to Sections 7(d) or 7(f) thereof).

         2. NONCOMPETITION. During the Noncompetition Period, except with the prior written approval of the Board of Trustees of the Trust, the Executive will not, directly or indirectly, as an owner, individual proprietor, principal, director, partner, officer, employee, consultant, agent, representative or in any other similar capacity, alone, or in association with any person, partnership, firm, corporation or other business organization, carry on, be engaged in or take part in or render services in respect of any activities that compete with the Identified Trust Business (as hereinafter defined) within a three (3) mile radius of the northeast corner of the intersection of Columbus Drive and East Grand Avenue in Chicago, Illinois; PROVIDED, HOWEVER, that
(a) the Executive may own, directly or indirectly, as an investment, securities of an entity engaged in business in competition with the Identified Trust Business in any location if the Executive is not a controlling person of, or member of a group that controls, such entity and the Executive, together with any group of which the Executive is a member, does not beneficially own in the aggregate five percent or more of any class of securities of such entity,
(b) the Executive may acquire an entity no more than five percent of the consolidated revenues of which for each of the three fiscal years of such entity ended prior to the acquisition thereof by the Executive would fall within the scope of the prohibition contained in this Section 2 and (c) the Executive may be employed by an entity engaged in business in competition with the Identified Trust Business in any location provided the Executive himself does not seek to obtain on behalf of such entity any development opportunities which the Trust seeks to add to the Identified Trust Business. The "Identified Trust Business" means the development of undeveloped real property owned by the Trust and located in Cityfront Center, Chicago, for purposes of (i) a senior living housing facility, (ii) a parking facility designed primarily to serve Navy Pier, or (iii) an expansion of the Sheraton Chicago Hotel & Towers.

         3. NON-SOLICITATION. During the Noncompetition Period, except with the prior written approval of the Board of

Trustees of the Trust, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, request or endeavor to entice away from the Trust or any of its subsidiaries, any individual, partnership, firm, corporation or other business organization which is, at the time of such solicitation, request or endeavor, employed by or otherwise engaged to perform services for the Trust or any of its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or any individual, partnership, firm, corporation or other business organization who is, at the time of such solicitation, request or endeavor, a customer or client of the Trust.

         4. COMPENSATION. (a) As compensation for the covenants contained in this Agreement, the Trust shall:

         (i) Pay to the Executive a lump sum cash amount equal to $510,000 within fifteen (15) days of the Effective Date.

         (ii) Pay to the Executive in a lump sum within fifteen (15) days of the Effective Date an amount in cash equal to the present value of the Executive's additional pension plan benefits accrued through the third anniversary of the Effective Date (as calculated under the "Increase in Value" column of Schedule A attached hereto).

         (iii) Provide to the Executive, pursuant to a plan previously approved by the Compensation Committee of the Board of Trustees, in a lump sum within fifteen (15) days of the Effective Date an amount in cash equal to 20% of the product of 37,500 and the Fair Market Value (as defined below) of a common share of the Trust on the date next preceding the date of the Change in Control (it being understood that this clause (iii) shall not apply in the event that the Trust has granted the Liquidation Option (as defined in the Employment Agreement) to the Executive pursuant to the terms of the Employment Agreement). "Fair Market Value" shall mean the closing price per share of the common shares quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System on the date as of which such value is being determined, or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value cannot be so determined, Fair Market Value shall be determined by the Compensation Committee of the Board of Trustees by whatever means or method as such Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         (b) In addition, the Trust agrees that the Board of Trustees will take such action as is necessary to amend the Executive's existing stock option agreements to provide, in the event of a Change in Control, for the acceleration of the payment date (from the last business day of the calendar year to the date of a Change in Control) for any dividend equivalent payments which shall have accrued but not yet been distributed prior to the Change in Control.

         5. CONFIDENTIALITY. The Executive shall not, at any time during the Noncompetition Period, make use of or disclose, directly or indirectly, any trade secret or other confidential or secret information of the Trust related to the Identified Trust Business and not available to the public or to the competitors of the Trust ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, or (c) as the Board of Directors of the Trust may so authorize in writing.

         6. SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in this Agreement:

         (a) Without limiting the right of the Trust to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Agreement, it is expressly agreed by the Executive and the Trust that such other remedies cannot fully compensate the Trust for any such violation and that the Trust shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof.

         (b) The Trust and the Executive each intends and agrees that the covenants contained in this Agreement are reasonably designed to protect the Trust's legitimate business interests without unnecessarily or unreasonably restricting the Executive's business opportunities during or after the termination of the Noncompetition Period, but that if in any action before any court or agency legally empowered to enforce the covenants contained in this Agreement, any term, restriction, covenant or promise contained herein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

         (c) The maximum aggregate liability of the Executive in respect of the covenants of the Executive contained in this Agreement shall not under any circumstances exceed the amount paid pursuant to
    Section 4(a) hereof.

         7. AUTHORIZATION. The execution, delivery and performance of this Agreement have been duly authorized by the Trust.

         8. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and by the Trust and its successors and assigns. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive's estate. As used in this Agreement, the "Trust" shall mean the Trust as hereinbefore defined and any successor to all or substantially all of the business and/or assets of the Trust (whether direct or indirect, by purchase, merger, consolidation or otherwise).

         9. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, postage prepaid, addressed (a) if to the Executive, to David R. Tinkham, 2330 Ewing Avenue, Evanston, Illinois 60201, with a copy to Diana Shoemaker, 1255 Gulfstream Avenue, Apt. 506, Sarasota, Florida 34236 and if to the Trust, to The Chicago Dock and Canal Trust, 455 East Illinois Street, Suite 565, Chicago, Illinois 60611, attention: President, with a copy to
Larry A. Barden, Esq., Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. GOVERNING LAW; VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

         11. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         12. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Trust. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Trust or the Executive to insist upon strict compliance with any provision of this Agreement or to assert any right which the Trust or the Executive may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed by a duly authorized officer or director of the Trust and the Executive has executed this Agreement as of the day and year first above written.

                                       THE CHICAGO DOCK AND CANAL TRUST



                                       By:  /s/ Robert E. Wood II
                                            ------------------------------
                                            Robert E. Wood II, Trustee



                                       EXECUTIVE



                                       /s/ David R. Tinkham
                                       -----------------------------------
                                            David R. Tinkham

                                      SCHEDULE A
                                      ----------
                              (TOWERS PERRIN Letterhead)
CONFIDENTIAL

July 16, 1996

Mr. David R. Tinkham
Vice President
The Chicago Dock & Canal Trust
455 East Illinois Street, Suite 565
Chicago, Illinois 60611

Dear David:

Following up to our prior estimates of the value of the retirement-related provisions of your and Charlie Gardner's employment contracts in the event of your involuntary terminations prior to the expiration of the contracts, we have estimated those values at additional periodic dates after September 30, 1996.

Below are the additional estimates (total of qualified plan and SERP) together with the September 30, 1996 estimate:

- --------------------------------------------------------------------------------
                                  Value            Value With 3
                                Without 3          Added Years
  Termination Date             Added Years         of Accruals       Increase in
                               of Accruals                              Value
- --------------------------------------------------------------------------------

September 30, 1996
     Gardner                   $499,331            $690,962           $191,631
     Tinkham                     98,393             154,261             55,868
- --------------------------------------------------------------------------------
December 31, 1996
     Gardner                    559,545             710,240            150,695
     Tinkham                    127,004             158,574             31,570
- --------------------------------------------------------------------------------
March 31, 1997
     Gardner                    576,773             729,780            153,007
     Tinkham                    131,321             163,381             32,060
- --------------------------------------------------------------------------------
June 30, 1997
     Gardner                    594,252             749,584            155,332
     Tinkham                    135,753             168,332             32,579
- --------------------------------------------------------------------------------

As you can see, there is a discontinuity in the value of the contract provisions (increase in value) at December 31, 1996. That's because the SERP final pay is based on the highest Plan Year pay in the last five FULL Plan Years. Since the Plan Year is the calendar year, 1996 pay is not taken into account in calculating the benefit at September 30, 1996. The total benefit calculated taking into account three future years already uses 1996 in the calculation; we don't see the same discontinuity in that benefit. In other words, there is a discontinuity in the value of the contract benefit but the total benefits (qualified plan, SERP, and contract provisions) increases rather smoothly.

Again, keep in mind that the value of these benefits will change if:

- -    the actuarial assumptions, in particular the interest
    rates, change or

- -   any of the participant information changes.

Attached are tables showing most of the development of the additional estimates. If you have any questions or need additional information, please call me.

Sincerely,


/s/       William G. Leighty, Jr.
- ----------------------------------------
William G. Leighty, Jr., Principal


WGL:kr

Enclosures